UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

SYMANTEC CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-17781	77-0181864
(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of principal executive offices)	(Zip code)

(408) 517-8000

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 8.01: OTHER EVENTS.
SIGNATURE

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 20, 2004, the Compensation Committee of our Board of Directors granted Gregory E. Myers, Senior Vice President of Finance and Chief Financial Officer, 100,000 shares of restricted stock of Symantec Corporation at a purchase price per share of $0.01 for an aggregate purchase price of $1,000.00 pursuant to a restricted stock purchase agreement dated October 20, 2004 under the Symantec Corporation 1996 Equity Incentive Plan, as amended. As long as Mr. Myers continues to be employed by Symantec Corporation, one-half of these shares will vest on the first anniversary of the grant date, and the remainder will vest on the second anniversary of the grant date.

ITEM 8.01: OTHER EVENTS.

     Symantec’s policy regarding securities trades by company personnel permits sales of the company’s securities under plans instituted pursuant to Securities and Exchange Commission Rule 10b5-1. These plans are designed to allow directors and executive officers to diversify their holdings but dispel any inference that they are purchasing or selling their company’s stock on the basis of, or while they are aware of, material nonpublic information.

     Gregory E. Myers, Senior Vice President of Finance and Chief Financial Officer, has adopted a 10b5-1 plan. This plan provides for periodic sales of shares on the open market at prevailing market prices, subject to certain volume limits and minimum price requirements. This plan is effective immediately.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2004	SYMANTEC CORPORATION
	By:	/s/ Arthur F. Courville
Arthur F. Courville
Senior Vice President, General Counsel and Secretary